UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 4, 2016

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
0-12114 (Commission File Number)	77-0313235 (IRS Employer Identification No.)
550 South Hope Street, Suite 2850, Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

Registrant’s telephone number, including area code:  (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Third Amendment to Amended and Restated Credit Agreement

As previously disclosed, on November 23, 2015, Cadiz entered into a First Amendment to Cadiz’s Amended and Restated Credit Agreement with its senior lenders, including majority lender MSD Credit Opportunity Master Fund, L.P., (“Senior Lenders”), granting Cadiz the right to extend the maturity date of a $40 million first tranche of its mortgage debt (“First Mortgage”) from March 2016 to June 2017, subject to certain conditions, including delivery of an extension payment notice to the Senior Lenders and payment of an extension fee of $2.25 million, payable in either additional term loans or shares of Cadiz Inc. common stock at the Senior Lenders’ option.

Also as previously disclosed, on February 8, 2016, Cadiz entered into a Second Amendment to Cadiz’s Amended and Restated Credit Agreement with its Senior Lenders to provide for the application of $10.5 million of the $12.0 million payment pursuant to the Amended and Restated Fenner Valley Farm Lease, entered into on the same date, to satisfy the payment requirement under Cadiz’s Amended and Restated Credit Agreement to extend the maturity date of the First Mortgage from March 2016 to June 2017; to require Cadiz to pay 50% of all future quarterly interest payments, which will continue to accrue at 8%, in cash, rather than in accretion to principal, beginning with the quarterly interest payment due June 5, 2016; and to provide for certain related matters.

On February 25, 2016, the Company delivered the extension payment notice to the Senior Lenders pursuant to which the extension fee of $2.25 million became fully earned, due and payable.

On March 4, 2016, Cadiz entered into a Third Amendment to Cadiz’s Amended and Restated Credit Agreement (the “Third Amendment”) with its Senior Lenders to extend the maturity date of the First Mortgage from June 30, 2017 to September 28, 2017 and to extend the deadline from March 4, 2016 to May 31, 2016 for each Senior Lender to submit a payment election to the Company indicating the Senior Lender’s election to receive the extension fee of $2.25 million in either additional term loans or shares of Cadiz Inc. common stock at the Senior Lenders’ option.  The offering and issuance of the shares pursuant to this option are being made pursuant to an effective Registration Statement on Form S-3, Registration No. 333-190288.  The Third Amendment also extends the required extension fee payment date to June 2, 2016 and provides for certain related matters.

The foregoing description of the Third Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amendment, which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description
10.1

Third Amendment to Amended and Restated Credit Agreement, dated as of March 4, 2016, by and among Cadiz Inc. and Cadiz Real Estate LLC, as the borrowers, the lenders from time to time party thereto, and Well Fargo Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  March 10, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1

Third Amendment to Amended and Restated Credit Agreement, dated as of March 4, 2016, by and among Cadiz Inc. and Cadiz Real Estate LLC, as the borrowers, the lenders from time to time party thereto, and Well Fargo Bank, National Association, as administrative agent.